SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 18, 2011

Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2011, the Compensation Committee (“Committee”) of the Board of Directors of Discovery Laboratories, Inc. (the "Company") approved an amendment (“Amendment”) to the Employment Agreement dated October 18, 2010 (“Employment Agreement”) between the Company and W. Thomas Amick, Chairman of the Board and Chief Executive Officer of the Company, providing for an extension of the term of the Employment Agreement through May 4, 2012.   The purpose of the Amendment was to synchronize the terms of all executive employment agreements.  Under the Employment Agreement, on the expiration date, the term will automatically be renewed for one additional year, unless at least 90 days’ prior notice of non-renewal has been provided by either party.  In addition, the Committee authorized additional reimbursements of up to $20,000 through the extended term of the Employment Agreement to cover Mr. Amick’s expenses associated with travel, local housing and other incidentals, to be paid in accordance with guidelines of the Internal Revenue Service, and subject to tax gross-up payments.

Item 8.01.	Other Events.

Conference Call

On  July 22, 2011, the Company issued a press release announcing that it will be hosting a conference call on Wednesday, August 3, 2011 at 10:00 am (EDT), at which the Company will provide a business update and results for the second quarter.  The Company indicated that it remains on track to potentially file the Complete Response to its new drug application (“NDA”) for Surfaxin® for the prevention of respiratory distress syndrome (RDS) in premature infants in August 2011.

The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Annual Meeting of Stockholders

Also on  July 22, 2011, the Company issued a press release announcing that its 2011 annual meeting of stockholders will be held on October 3, 2011 in Lambertville, New Jersey.  The record date for determining stockholders entitled to vote at the meeting will be August 4, 2011.

The date of the 2011 annual meeting will be more than 30 days prior to the anniversary date of the 2010 annual meeting.  Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proposals for inclusion in the Company’s proxy statement for the 2011 annual meeting by submitting their proposals to the Company a reasonable time before the Company begins to print and send its proxy materials. As previously announced, the Company’s Board of Directors had set July 11, 2011 as the deadline for receipt of stockholder proposals pursuant to Rule 14a-8.  In order for a proposal under Rule 14a-8 to be considered timely, it must have been received by the Company on or prior to July 11, 2011, at the Company’s principal executive offices at 2600 Kelly Rd., Suite 100, Warrington, PA 18976 and be directed to the attention of the Corporate Secretary.  All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement for the 2011 annual meeting.

Under the Company’s By-Laws, stockholders may also present a proposal or director nomination at the 2011 annual meeting if advance written notice is timely given to the Secretary of the Company, at the Company’s principal executive offices, in accordance with the Company’s By-Laws.  To be timely, notice by a stockholder of any proposal or nomination must have been provided not later than the close of business on July 11, 2011.  The Company’s By-Laws specify requirements relating to the content of the notice that stockholders must provide.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press release dated June 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By	/s/ W. Thomas Amick
Name:	W. Thomas Amick
Title:	Chairman of the Board and
Chief Executive Officer

Date:  July 22, 2011